UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2012 (July 30, 2012)

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement.

The Restated Merger Agreement

On July 30, 2012, J. Alexander’s Corporation, a Tennessee corporation (“J. Alexander’s” or the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Restated Merger Agreement”), by and among J. Alexander’s, Fidelity National Financial, Inc., a Delaware corporation (“Fidelity” or “Parent”), New Athena Merger Sub, Inc., a Tennessee corporation and an indirect, wholly owned subsidiary of Fidelity (“Merger Sub”), American Blue Ribbon Holdings, Inc., a Delaware corporation and an indirect, majority-owned subsidiary of Parent (“ABRH”), Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH (“Old Merger Sub”), and Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned restaurant operating subsidiary of Fidelity (the “Operating Company”). The Restated Merger Agreement amends and restates in its entirety that certain Agreement and Plan of Merger, dated June 22, 2012, by and among J. Alexander’s, Fidelity, ABRH, Old Merger Sub, and the Operating Company (the “Prior Merger Agreement”) previously described in the Company's Current Report on Form 8-K filed on June 28, 2012.  The merger and related transactions contemplated by the Restated Merger Agreement are intended to and will supersede the transactions intended by the Prior Merger Agreement.

The Offer and the Merger

Pursuant to the Restated Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, $0.05 par value per share, of the Company (“Company Common Stock”) at a purchase price of $13.00 per share, net to the seller thereof in cash (the “Offer Price”), without interest and subject to any required withholding of taxes. The Restated Merger Agreement provides that the Offer will commence no later than August 6, 2012. The Restated Merger Agreement provides that the initial tender offer period of the Offer will remain open until 5:00 p.m., New York City time, on the 21st business day following the commencement of the Offer, subject to certain extension rights and obligations set forth in the Restated Merger Agreement, provided that the expiration date of the Offer may not be extended beyond November 30, 2012. The time at which the shares of Company Common Stock tendered in the initial tender offer period are accepted for payment is referred to as the “Acceptance Time.”

The Restated Merger Agreement provides that after the Acceptance Time and subject to statutory waiting periods and the satisfaction or waiver of certain conditions set forth in the Restated Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become an indirect, wholly owned subsidiary of Parent. In the Merger, each outstanding share of Company Common Stock that was not tendered pursuant to the Offer, other than shares of Company Common Stock owned by the Company or Merger Sub, will be converted into the right to receive cash in an amount equal to the Offer Price, subject to any required withholding of taxes and without interest. The closing of the Merger (the “Effective Time”) is subject to approval of the Merger by the holders of a majority of the Company Common Stock; however, if Merger Sub holds at least 90% of the outstanding Company Common Stock immediately prior to the Merger, Merger Sub may effect the Merger as a short-form merger pursuant to Section 48-21-105 of the Tennessee Business Corporation Act, without additional approval by the Company’s shareholders. Otherwise, the Company will hold a shareholders’ meeting to obtain shareholder approval of the Merger and related matters. The Merger is also conditioned upon the absence of certain legal restraints and the acceptance of payment by Merger Sub of all the shares of Company Common Stock validly tendered pursuant to the Offer.

Immediately prior to the Acceptance Time, each outstanding option to purchase Company Common Stock, whether vested or unvested, shall become fully vested and exercisable and, to the extent not exercised prior to the Acceptance Time, shall be canceled in exchange for a payment of cash by the Company equal to the product of (a) the excess, if any, of $13.00 over the exercise price per share of Company Common Stock for such option and (b) the number of shares of Company Common Stock then subject to such option. Each option to purchase Company Common Stock having an exercise price greater than $13.00 shall be cancelled at the Acceptance Time without any cash payment in respect thereof.

Offer Conditions and Closing Conditions

The obligation of Merger Sub to purchase shares tendered in the Offer is not subject to a financing condition, but is subject to the satisfaction or waiver of various customary conditions set forth in the Restated Merger Agreement, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and certain other antitrust laws, (ii) the absence of any restraint or law preventing or prohibiting the consummation of the Offer, the Merger or the exercise of the Top-Up Option (discussed below), (iii) subject to certain exceptions, the accuracy of the Company’s representations and warranties, (iv) the Company’s compliance in all material respects with its obligations under the Restated Merger Agreement, and (v) the Restated Merger Agreement not being terminated in accordance with its terms. Furthermore, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn equals at least a majority of the Company Common Stock outstanding as of the expiration of the Offer on a fully-diluted basis (as determined under the Restated Merger Agreement to include, in addition  to shares outstanding, shares reserved for issuance pursuant to stock options and other convertible securities, if any).  Because certain filings were already made in connection with the Prior Merger Agreement, the applicable waiting period under the HSR Act has already expired.

Top-Up Option

The Company has also granted to Parent an irrevocable right (the “Top-Up Option”), which Parent may exercise following consummation of the Offer, if necessary, to purchase from the Company, at a price per share equal to the Offer Price, up to that number of newly issued shares of Company Common Stock (the “Top-Up Shares”) that, when added to the number of shares of Company Common Stock owned by Parent (or any of its subsidiaries) at the time of exercise of the Top-Up Option, would constitute one share more than 90% of the shares of Company Common Stock then outstanding on a fully-diluted basis after giving effect to the issuance of the Top-Up Shares; provided, however, that the Top-Up Option may not be exercised (i) if the number of shares of Company Common Stock subject to the Top-Up Option exceeds the number of authorized and unissued shares of Company Common Stock available for issuance, (ii) if any restraint or law prohibits the exercise of the Top-Up Option or the delivery of the Top-Up Shares, (iii) unless, immediately after such exercise, Parent (and its subsidiaries, including Merger Sub) would own more than 90% of the Company Common Stock then outstanding (on a fully diluted basis), and (iv) unless the Acceptance Time shall have occurred. If Parent, Merger Sub and any of their respective affiliates acquire at least 90% of the outstanding shares of Company Common Stock, including through exercise of the Top-Up Option, Merger Sub will complete the Merger through the “short-form” procedures described above available under Tennessee law.

Board of Directors

Effective upon the Acceptance Time and from time to time thereafter, pursuant to the Restated Merger Agreement, Parent shall be entitled to designate the number of directors on the Company’s board of directors equal to the product, rounded up to the next whole number, of (i) the total number of directors on the Company’s board of directors, and (ii) the percentage that the number of shares of Company Common Stock owned directly or indirectly by Parent immediately following the Acceptance Time represents out of the total number of shares of Company Common Stock outstanding; provided, however, that prior to the Effective Time the Company’s board of directors shall always have at least three members of the Company’s board of directors who were members of the Company’s board of directors as of the effective date of the Restated Merger Agreement (“Continuing Directors”) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize the Company to, among other things: (i) amend, modify, supplement or terminate the Merger Agreement, (ii) extend the time for performance of, or waive, any of the obligations or other acts of Parent or Merger Sub under the Merger Agreement, (iii) waive or exercise any of the Company’s rights under this Agreement, (iv) waive any condition to the Company’s obligations under the Merger Agreement, (v) amend the Company’s charter or bylaws, (vi) authorize any agreement between the Company, or its subsidiaries, on the one hand, and Parent, Merger Sub or their affiliates, on the other hand, that is effective before the Effective Time, or (vii) make any other determination with respect to any action to be taken or not to be taken by or on behalf of the Company relating to the Merger Agreement or the transactions contemplated thereby.

No Solicitation

Upon the Company’s entry into the Restated Merger Agreement, the Company became subject to “no shop” restrictions that restrict the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third-parties without exception. The no-shop restrictions are subject to a “fiduciary-out” provision that permits the Company to provide information to, and engage in discussions with, a bidder regarding its acquisition proposal if:

•	an acquisition proposal is received before the Acceptance Time;

•	the acquisition proposal does not result from a material breach of the no-shop restriction; and

•
the Company’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) (i) that the failure to take such action would be inconsistent with the board of directors’ fiduciary duties under applicable law and (ii) that such acquisition proposal is, or would reasonably be expected to result in, a superior proposal.

Representations and Warranties; Covenants of the Parties

The Restated Merger Agreement contains customary representations and warranties made by each of the Company, Parent and Merger Sub. Each of the parties have also made customary covenants in the Restated Merger Agreement, including, in addition to those related to the no-shop restrictions and those related to the Top-Up Option and the board of directors discussed above, covenants to (a) within 5 business days following the date of the Restated Merger Agreement commence the Offer and prepare and file with the SEC materials related to the Offer and to promptly disseminate those materials to the Company shareholders; and (b) cooperate with each other and use their respective reasonable best efforts to obtain the consents, approvals and authorizations that are necessary to consummate the transactions contemplated by the Restated Merger Agreement.

The Company has additionally agreed, subject to certain exceptions, to conduct its restaurant operating business in the ordinary course consistent with past practice between the date of the Prior Merger Agreement and the Effective Time and not to take certain actions during such period.

Termination; Termination Fees and Parent Expenses

The Restated Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the Acceptance Time does not occur on or before November 30, 2012. Upon termination of the Restated Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement for an alternative transaction pursuant to a “superior proposal,” the Company has agreed to pay Parent a termination fee of $2.16 million. In addition, under certain circumstances and subject to limitations, the Company will be required to reimburse up to $500,000 of Parent’s expenses incurred in connection with the Restated Merger Agreement and the transactions contemplated thereby, but any such expense reimbursement will be offset against the payment of any termination fee required to be paid in the future.

Summary Disclaimer

This summary of the principal terms of the Restated Merger Agreement and the copy of the Restated Merger Agreement filed with this Form 8-K are intended to provide information regarding the terms of the Restated Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Restated Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Offer, the Merger and the Restated Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

The Restated Merger Agreement has been included to provide investors and security holders with information regarding their terms. It is not intended to provide any other factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Restated Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Restated Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Restated Merger Agreement and in reviewing the representations, warranties and covenants contained in the Restated Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Agreement to be characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Restated Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company and Parent publicly filed with the SEC.

Effect on Other Agreements

Contemporaneously with the execution of the Restated Merger Agreement, the Company, Parent, the Operating Company, Merger Sub, Old Merger Sub and ABRH entered into a certain Omnibus Termination and Release Agreement, dated as of July 30, 2012 (the “Omnibus Termination Agreement”), which terminated and released the parties to the Omnibus Termination Agreement from certain “Terminated Agreements” (as defined in the Omnibus Termination Agreement). The Terminated Agreements were entered into in connection with the Prior Merger Agreement and were necessary to effect the transactions contemplated by the Prior Merger Agreement, but are not necessary for the consummation of the Offer and the Merger, as contemplated by the Restated Merger Agreement.

The above description of the Omnibus Termination Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Omnibus Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Material Relationships

The Company knows of no material relationship between the Company and Parent or Merger Sub other than with respect to the Restated Merger Agreement, the Prior Merger Agreement and Terminated Agreements and that the Company, Parent and the Operating Company are parties to a confidentiality and standstill agreement related to the Company’s sale process.

Cautionary Statement Regarding Forward-Looking Statements

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained in this communication, particularly information regarding the consummation of the transactions contemplated by the Restated Merger Agreement, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning.  Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: uncertainties as to how many of the Company’s shareholders will tender their stock in the offer; the possibility that competing offers will be made; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability; and the possibility that various closing conditions for the transaction may not be satisfied or waived. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the SEC, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012, as well as the solicitation/recommendation statement on Schedule 14D-9 to be filed by the Company. These forward-looking statements reflect the Company’s expectations as of the date of this communication. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Important Information about the Tender Offer

THE TENDER OFFER FOR THE OUTSTANDING COMMON STOCK OF J. ALEXANDER’S REFERRED TO IN THIS COMMUNICATION HAS NOT YET COMMENCED.  THIS FORM 8-K IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY SECURITIES.

At the time the Offer is commenced, a tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) will be filed by Parent and its affiliates with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. Shareholders of J. Alexander’s should read and consider these materials carefully when they become available because they will contain important information, including the terms and conditions of the offer. These materials will be sent free of charge to all shareholders of record of the Company when available. In addition, shareholders will be able to obtain the offer to purchase and all other related materials with respect to the tender offer when they become available free at the SEC’s website at www.sec.gov, at the Company’s web site at www.jalexanders.com or by requesting copies from the Secretary of J. Alexander’s by telephone at (615) 269-1900.

Item 3.03.       Material Modification to Rights of Security Holders.

Immediately prior to the execution of the Restated Merger Agreement, the Company amended the Rights Agreement, dated as of March 5, 2012, between the Company and Computershare Trust Company, N.A., as amended by that certain First Amendment to the Rights Agreement, effective June 22, 2012 (the “Rights Agreement”), excepting the Restated Merger Agreement and the carrying out of the transactions, including the Offer and the Merger, in the manner contemplated thereby from the provisions of the Rights Agreement.

The foregoing description of the Second Amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to the Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Restated Merger Agreement, the Company, Parent, ABRH and the Operating Company entered into amended letter agreements with each of the Company’s executive officers, respectively (the “Amended Letter Agreements”), which amended and restated those prior letter agreements entered into on June 22, 2012 in connection with the Prior Merger Agreement, and provide that, subject to the consummation of the Merger described in Item 1.01 above, certain provisions of employment, severance and/or retirement agreements between the Company and each executive would be amended.

Pursuant to the Amended Letter Agreements, conditioned upon the consummation of the Merger, the provision permitting termination of employment by the employee for “good reason” included in Employment Agreements between the Company and Messrs. Lonnie J. Stout II and J. Michael Moore, and in a Severance Benefits Agreement between the Company and Mr. Stout, will be revised to exclude from the definition of “Good Reason” the assignment of the executive officer to a position at the Operating Company in its main corporate office or upscale division office in Nashville, Tennessee with similar duties and responsibilities and substantially similar salary and benefits or their equivalent value as the executive’s salary and benefits prior to the Merger.

In addition, the Amended Letter Agreements will amend certain Salary Continuation Agreements between the Company and each of its executive officers, conditioned upon the consummation of the Merger, (i) with respect to Messrs. Stout and Moore, to amend the definition of “Base Salary” included in the Salary Continuation Agreement so that it will be fixed as of the date of the Merger and, (ii) with respect to Messrs. Stout, R. Gregory Lewis, Moore and Mark A. Parkey, to suspend the obligation of the Company and its successors to establish and fund a “rabbi trust” with respect to certain retirement benefits upon a change in control of the Company, in exchange for Parent’s guarantee of the Company’s obligations under the Salary Continuation Agreements until (a) the Operating Company beneficially owns any interest in the Company, at which time the Operating Company will also guarantee the performance of the obligations of the Company under the Salary Continuation Agreements, and (b) Parent no longer retains direct or indirect beneficial ownership of at least 40% of the Company, at which time, upon the occurrence of both (a) and (b), the Company’s obligations under the Salary Continuation Agreement to fund a rabbi trust shall resume, and upon the establishment and funding by the Company of the “rabbi trust,” Parent’s guarantee shall terminate; provided, however, that the Operating Company’s guarantee of the Company’s obligations under the Salary Continuation Agreements will continue in force until all such obligations are satisfied.

Each of the foregoing Amended Letter Agreements was required by Parent, ABRH and the Operating Company prior to their entry into the Restated Merger Agreement and effectively limits the contractual benefits to the executive officers under the amended agreements.

The foregoing description of the Amended Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Letter Agreement, which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5 hereto and are incorporated herein by reference.

Item 9.01.       Financial Statements, Pro Forma Financial Information and Exhibits.

 (d)           Exhibits. The following exhibits are filed as part of this report:

2.1
Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2012, by and among Fidelity National Financial, Inc., New Athena Merger Sub, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc., Athena Merger Sub, Inc., and J. Alexander’s Corporation*

4.1	Second Amendment to the Rights Agreement, dated as of July 30, 2012, between J. Alexander’s Corporation and Computershare Trust Company, N.A.

10.1
Omnibus Termination and Release Agreement, dated as of July 30, 2012, by and among Fidelity National Financial, Inc., Fidelity National Special Opportunities, Inc., Newport Global Opportunities Fund, LP, American Blue Ribbons Holdings, Inc., Fidelity Newport Holdings, LLC and J. Alexander’s Corporation

10.2
Letter Agreement, dated as of July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Lonnie J. Stout II

10.3
Letter Agreement, dated as of July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and R. Gregory Lewis

10.4
Letter Agreement, dated as of July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and J. Michael Moore

10.5
Letter Agreement, dated as of July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Mark A. Parkey

*Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date: August 2, 2012	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1
Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2012, by and among Fidelity National Financial, Inc., New Athena Merger Sub, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc., Athena Merger Sub, Inc., and J. Alexander’s Corporation*

4.1	Second Amendment to the Rights Agreement, dated as of July 30, 2012, between J. Alexander’s Corporation and Computershare Trust Company, N.A.

10.1
Omnibus Termination and Release Agreement, dated as of July 30, 2012, by and among Fidelity National Financial, Inc., Fidelity National Special Opportunities, Inc., Newport Global Opportunities Fund, LP, American Blue Ribbons Holdings, Inc., Fidelity Newport Holdings, LLC and J. Alexander’s Corporation

10.2
Letter Agreement, dated as of July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Lonnie J. Stout II

10.3
Letter Agreement, dated as of July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and R. Gregory Lewis

10.4
Letter Agreement, dated as of July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and J. Michael Moore

10.5
Letter Agreement, dated as of July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Mark A. Parkey

*Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.